Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121853) pertaining to the Equity Incentive Plan of GMH Communities Trust of our report dated October 27, 2006 with respect to the combined financial statements of revenue and certain expenses of the Capstone Portfolio, which appears in this Current Report on form 8-K/A of GMH Communities Trust.

/s/ Horton, Lee, Burnett, Peacock, Cleveland & Grainger, P.C.

Horton, Lee, Burnett, Peacock, Cleveland & Grainger, P.C.

Birmingham, Alabama

December 14, 2006